UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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MVB Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MVB FINANCIAL CORP.

301 Virginia Avenue

Fairmont, WV 26554-2777

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 20, 2004

To the Shareholder,

The Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) will be held at 301 Virginia Avenue, Fairmont, West Virginia, at 5:30 p.m. on April 20, 2004, for the purposes of considering and voting upon proposals:

1.	To elect fourteen (14) Directors for one year term;

2.	To approve the appointment of Brown Edwards & Company, L.L.P., as Independent Certified Public Accountants for the year 2004;

3.	To approve an amendment to MVB’s Articles of Incorporation to authorize 5,000 shares of $1,000 par value preferred stock with the terms and conditions to be determined by the Board of Directors. The proposed amendment is attached hereto as Appendix 1 to this proxy statement.

4.	Any other business which may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 5, 2004 shall be entitled to notice of the meeting and to vote at the meeting. This is the approximate date on which this proxy statement and form of proxy are first sent or given to security holders.

By Order of the Board of Directors

James R. Martin, President

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 20, 2004

The information contained herein may relate to The Monongahela Valley Bank, Inc. (the “Bank”) or MVB Financial Corp (MVB). MVB, a newly formed bank holding company, became effective January 1, 2004. This Proxy Document is for the 2004 Annual Shareholders Meeting of MVB (the “Meeting”), which previously was the Annual Meeting of Shareholders of the Bank. The results that will be discussed at the Meeting will be those of the Bank for 2003.

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of MVB to be held on April 20, 2004, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation of Proxies

The solicitation of proxies is made by the Board of Directors of MVB. These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or it is not directed, the proxy will be voted “FOR” all of the various proposals to be submitted to the vote of shareholders described in the enclosed Notice of Annual Meeting of Shareholders and this Proxy Statement. A shareholder executing the proxy may revoke it at any time before it is voted:

(a)	by notifying MVB employees James R. Martin or Judith A. Merico in person;

(b)	by giving written notice to MVB. The revocation should be delivered to Judith A. Merico, Corporate Secretary;

(c)	by submitting to MVB a subsequently dated proxy, or;

(d)	by attending the meeting and withdrawing the proxy before it is voted at the meeting.

The expenses of the solicitation of proxies will be paid by MVB. In addition to this solicitation by mail, directors, officers and employees of MVB or the Bank may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Eligibility of Stock for Voting Purposes

Pursuant to the Bylaws of MVB, the Board of Directors has fixed March 5, 2004 as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

As of the record date for the Annual Meeting, 708,025 shares of the capital stock of MVB, owned by approximately 850 shareholders, were issued and outstanding and entitled to vote. There are 4,000,000 shares authorized. The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, “Principal Holders of Voting Securities”.

PURPOSES OF MEETING

1. ELECTION OF DIRECTORS

General

The Bylaws of MVB currently provide for a Board of Directors composed of five to twenty-five members to be elected annually. The Board has set fourteen as the number of members to be elected at the Annual Meeting to be held on April 20, 2004. The fourteen members of the current Board of Directors represent those nominated to serve for the upcoming year without any replacements.

As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of Directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

The following tables set forth information on the current directors of MVB who are also the management nominees. There are no family relationships among the nominees. All of the nominees have served as directors of the Bank since it opened January 4, 1999. All directors serve a one-year term. The current term expires in 2004. There are no family relationship among the current or proposed directors and executive officers.

Nominee	Age as of March 1, 2004	The Principal Occupation during the last 5 years is indicated below
Barbara L. Alexander 250 Lakewood Center Morgantown, WV 26501	47	Owner/ Broker Howard Hanna/ Premier Properties by Barbara Alexander, LLC

Robert L. Bell 333 Baldwin St. Morgantown, WV 26505	68	Commissioner Monongalia County Commission; West Virginia Previously - Manager, Pines Country Club

Stephen R. Brooks 1009 Greystone Cir. Morgantown, WV 26508	55	Attorney, Flaherty, Sensabaugh & Bonasso Previously – Attorney, Furbee, Amos, Webb & Critchfield

Harvey M. Havlichek PO Box 42 Colfax, WV 26566	54	President, Adams Office Supply & Novelty Company, Inc.

James R. Martin 911 Henry Dr. Fairmont, WV 26554	56	President & CEO The Monongahela Valley Bank, Inc.

Dr. Saad Mossallati 200 Route 98 West Suite 107 Nutter Fort, WV 26301	55	Vascular Surgeon

Leonard W. Nossokoff 498 Canyon Rd. Morgantown, WV 26508	65	Owner Giant Eagle Supermarket

J. Christopher Pallotta 8 Bel Manor Dr. Fairmont, WV 26554	54	President Bond Insurance Co.

Nitesh S. Patel 7003 Carriage Ln. Fairmont, WV 26554	40	President & CEO D. N. American, Inc.

Louis W. Spatafore 14 Regency Dr. Fairmont, WV 26554	47	President & General Manager Friendly Furniture Galleries, Inc.

Richard L. Toothman 6 Pheasant Dr. Fairmont, WV 26554	62	Broker & Owner Toothman Realty

Dr. Michael F. Trent 1821 Martha Ave. Fairmont, WV 26554	55	Dentist

Dr. James E. Valentine 907 Gaston Ave. Fairmont, WV 26554	66	Orthodontist

Samuel J. Warash 1639 Otlahurst Dr. Fairmont, WV 26554	54	President S. J. Warash & Co., Inc.

Executive Officers of The Monongahela Valley Bank, Inc. (non-nominees):

Delbert L. Phillips 2245 Maple Dr. Fairmont, WV 26554	60	Senior Vice President, Senior Lending Officer, MVB

Eric L. Tichenor 512 Black Cherry Dr. Fairmont, WV 26554	36	Vice President and Cashier, MVB

Committees of the Board

MVB or the bank has a number of standing committees as described below.

Human Resources Committee

Composed of Barbara L. Alexander, Stephen R. Brooks, Nitesh S. Patel, Louis W. Spatafore and Michael F. Trent. The purpose of this Committee is to address issues related to staffing, compensation and related policy matters. This Committee also is responsible for administration of The Monongahela Valley Bank, Inc. 2000 Stock Incentive Plan Option Program. President Martin is an ex-office member of this Committee and makes suggestions, which the Committee evaluates and, if considered appropriate, acts on. Martin makes no recommendations nor participates in meetings relating to his own salary. The Committee met one time in 2003.

Investment/ A & L Committee

Composed of Harvey M. Havlichek, James R. Martin, Delbert L. Phillips, Eric L. Tichenor, Michael F. Trent, James E. Valentine and Samuel J. Warash. The purpose of this Committee is to review the performance of the investment portfolio and policies related to investments, liquidity and asset and liability management. The Committee reports the results from these meetings to the Board of Directors. The Committee met five times in 2003.

Long-Term Planning Committee

Composed of Robert L. Bell, Stephen R. Brooks, James R. Martin, Saad Mossallati, J. Christopher Pallotta, Nitesh S. Patel and Richard Toothman. The purpose of this Committee is to review and evaluate the Strategic Plan of MVB that provides general direction for management to follow. The Committee met one time in 2003.

Loan Review Committee

Composed of Harvey M. Havlichek, James R. Martin, Leonard W. Nossokoff, Delbert L. Phillips, Richard L. Toothman, James E. Valentine and Samuel J. Warash. The purpose of this Committee is to evaluate the adequacy of the Allowance for Loan Losses, review loans and groups of loans for risks and evaluate policies related to the Allowance for Loan Losses as necessary. This Committee met four times in 2003.

Audit Committee

Was previously composed of Stephen R. Brooks, J. Christopher Pallotta and Leonard W. Nossokoff. The membership of the Committee was revised during 2003 to include Leonard W. Nossokoff, Louis W. Spatafore and Michael F. Trent to meet the Audit Committee independence requirements of the recently enacted Sarbanes – Oxley Act of 2002. The purpose is to review the results of the internal and external audits and Reports of Examination from regulatory authorities and report such to the Board of Directors.

The Audit Committee of the Bank or MVB does not include an individual that is considered to be a financial expert. This is true for the entire Board of Directors as well, because no one meets the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for a financial expert. In the small community market area of the Bank and MVB, individuals meeting the required credentials under the “Act” are very rare. All members of the Board of Directors are successful business owners and have knowledge of the requirements to run such a successful business. The Directors of MVB, including those who are members of the Audit Committee, believe that having separate internal and external audits and regulatory examinations assist in insuring proper supervision, evaluation and reporting of MVB activities.

The Audit Committee met 4 times in 2003. The Committee meets with representatives Conley CPA Group, PLLC, who are responsible for the internal audit function of MVB and for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of the Bank or MVB. During these meetings, the active management of the Bank or MVB including Director and CEO Martin, may be asked to leave the room to provide comfort of questioners and responders.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for Director Martin, have a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been employees of MVB, except for Director Martin, and none of their immediate family members are or have for the past three years been executive officers of MVB. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Director Martin, are “independent directors,” as that term is defined in Rule 4200 (a) (15) of the rules of the National Association of Securities Dealers, Inc.

The Board of Directors of MVB has adopted a written charter for the Audit Committee. The Audit Committee Charter is attached hereto as Exhibit 1.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management. The Board of Directors has also discussed the audited financial statements with Conley CPA Group, PLLC., MVB’s independent accountants, as well as the matters required to be discussed by Statement on Auditing Standards No 61. (having to do with accounting methods used in the financial statements). The Board of Directors has received the written disclosures and the letter from Conley CPA Group, PLLC, required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with Conley CPA Group, PLLC. the independent accountants’ independence. Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB’s Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by The Audit Committee,

Louis W. Spatafore

Michael F. Trent

Leonard W. Nossokoff

Nominating Committee

The Board of Directors has not established a formal nominating committee as the entire board serves in this capacity. The Board of Directors of MVB does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the Board of Directors is relatively small and vacancies are rare. Because the full Board of Directors serve the function of the nominating committee, not all directors are independent.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.

•	Directors should have excellent personal and professional reputations in MVB’s market area.

•	Directors should be accomplished in their professions or careers.

•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and the bank and to serve on board committees.

•	The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.

•	Because the directors of MVB may also serve as directors of the bank, a majority of directors must be residents of West Virginia, as required by state banking law.

•	Directors must be acceptable to MVB’s and the bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the board of directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the bylaws of the bank.

•	Directors must be at least 21 years of age.

The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The process of the Board of Directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the Board of Directors considers the directors’ overall service to MVB or the bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and the bank. The Board of Directors also reviews the payment history of loans, if any, made to such directors by the bank to ensure that the directors are not chronically delinquent and in default. The Board considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the Board of Directors uses its network of contacts in MVB’s market area to compile a list of potential candidates. The Board of Directors then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Board of Directors then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The Board of Directors will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below are followed by stockholders for submitting nominations. The board of directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

MVB’s bylaws provide that nominations for election to the board of directors, other than those made by or on behalf of MVB’s existing management, must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);

•	Principal occupation of nominee(s);

•	Total shares to be voted for each nominee;

•	Name and address of notifying shareholder; and

•	Number of shares owned by notifying shareholder.

Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No shareholder recommendations or nominations have been made.

The Board of Directors of MVB met 24 times during 2003. Director Patel attended less than 75% of the meetings held. He attended 73% of the meetings of the Board and Committees to which he was assigned. Director Patel found it necessary to be out of town a great deal of time during the last half of 2002 and first quarter of 2003. He has changed his business scheduling and his attendance has dramatically improved.

Principal Holders of Voting Securities

The following shareholders currently beneficially own or have the right to acquire shares that would result in ownership of more than 5% of the MVB Common Stock as of February 15, 2004:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock (7)
Saad Mossallati 200 Route 98 West, Suite 107 Nutter Fort, WV 26301	53,879	*	7.51%

*	includes 29,283 shares held in name of daughter and 269 shares held in the name of wife.

Ownership of Securities By Directors (Nominees) and Executive Officers

Directors (Nominees)	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Barbara Alexander	3,718	(1,3)	.52

Robert L. Bell	14,789	(1,3)	2.06

Stephen R. Brooks	3,828 173 1,240	(1,3) (2,4) (5)	.53 .02 .17

Harvey M. Havlichek	5,167 7,524	(1,3) (2,4)	.72 1.05

James R. Martin	31,591 2,400	(1,3,6) (5)	4.41 .33

Dr. Saad Mossallati,	24,327 29,552	(1,3) (5)	3.39 4.12

Leonard W. Nossokoff	1,196 33,611	(1,3) (2,4)	.17 4.69

J. Christopher Pallotta	6,484 7,221	(1,3) (2,4)	.90 1.01

Nitesh S. Patel	14,195 1,867	(1,3) (5)	1.98 .26

Louis W. Spatafore	7,015 207 705	(1,3) (2,4) (5)	.98 .03 .10

Richard L. Toothman	594 6,012	(1,3) (2,4)	.08 .85

Dr. Michael F. Trent	2,357 11,465	(1,3) (2,4)	.33 1.60

Dr. James E. Valentine	28,982	(1,3)	4.09

Samuel J. Warash	9,377	(1,3)	1.32

(1) Indicates sole voting power	(2) Indicates shared voting power
(3) Indicates sole investment power	(4) Indicates shared investment power
(5) Indicates indirect ownership by spouse or minor children
(6) Includes 9,000 shares, which may be acquired by Martin through the exercise of options.
(7) Calculations include the 708,025 shares currently outstanding and 9,000 shares which may be acquired by Martin through the exercise of options, for a total of 717,025 shares.

There are no arrangements that may result in a change in control of MVB.

The directors and executive officers of MVB own or have the right to acquire 272,024 shares of MVB common stock, which is 37.36 percent of the related shares.

Compensation of Directors and Executive Officer.

Prior to July 1, 2001, the Directors of the Bank received no compensation for service as a Director of the Bank. From July 1, 2001 through June 30, 2002 they received a fee of $50 per meeting and from July 1, 2002 through June 30, 2003, they received $100 per meeting attended. Effective January 1, 2003, they began to receive a fee of $25 for each Committee Meeting attended. Effective July 1, 2002, the Board of Directors of the Bank began to receive a fee of $125 for each meeting attended. They receive no additional form of compensation. There is no compensation for serving as a Director of MVB.

No officer or employee of the Bank had total annual salary and bonus exceeding $100,000. MVB has no bonus compensation plan. The employee benefit plans of MVB include a 401K salary deferral plan, pension plan and a stock option plan. There are no employment contracts in place for 2003.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options/ SARS (#)		All Other ($) Compensation (2)
James R. Martin, President & CEO	2003 2002 2001	$ $ $	90,000 84,000 80,000	0 0 0	None None None	0 0 1,500	[1]	$ $ $	900 840 800

[1]	Awarded a stock purchase option to Martin the right to purchase 1,500 shares of MVB common stock at $11 per share, the market value at the time the option was granted under the 2000 Stock Incentive Plan. The award is structured in a manner that 25% of the total becomes available for purchase as of January 1, 2002, 2003, 2004 and 2005. No options have been exercised. The options expire September 17, 2011.
[2]	Represents employer matching of employee’s 401K salary deferral.

The Bank’s retirement plan is The West Virginia Bankers’ Association Retirement Plan for Employees of Member Banks. This is a defined benefit plan under which benefits are determined based on an employee’s average annual compensation for any five consecutive full calendar years of service, which produce the highest average. An employee is any person who is regularly employed on a full-time basis. Directors who are not also employees are not eligible to participate in this Plan. An employee becomes eligible to participate in the plan upon completion of at least one year of service with a minimum of 1,000 hours worked and attainment of age 21.

Normal retirement is at age 65 with the accrued monthly benefit determined on actual date of retirement. An employee may take early retirement from age 60 and the accrued monthly benefit as of the normal retirement date is actuarially reduced.

Compensation covered by the pension plan is based upon actual W-2 pay. Effective for plan years beginning after December 31, 1993, the Internal Revenue Code (the Code) prohibits compensation in excess of $150,000 (as indexed) to be taken into account in determining one’s pension benefit.

As of December 31, 2003, the current credited years of service and projected estimated annual benefit under the pension plan (assuming that he continues employment, the plan is not terminated or amended, current compensation increases under the plan’s assumptions and that the maximum compensation allowed under the Code does not exceed $150,000) for the following officer is:

Name	Current Service	Projected Annual Pension
James R. Martin	6 Years	$22,404

The Internal Revenue Code disallows deduction of compensation exceeding $1,000,000 for certain executive compensation. The Human Resources Committee has not adopted a policy in this regard because none of MVB’s executives received compensation approaching the $1,000,000 level.

STOCK OPTION PLAN

On April 18, 2000, the MVB shareholders approved the 2000 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain executive, managerial and other key employees, motivate participating employees to achieve long-range goals, provide incentive compensation opportunities competitive with other major financial institutions, and to connect the interests of employees participating in the Plan with MVB’s other stockholders through incentive compensation based on the Company’s stock thereby promoting the long-term financial interests of the Company and all its stockholders. An aggregate of 52,500 shares of the Company’s Capital Stock, Par Value One Dollar ($1.00), adjusted for the 5% stock dividend effective June 1, 2001, have been reserved for issuance pursuant to the Plan.

On August 1, 2000 12 employees were granted options to purchase 38,000 shares, each having an exercise price of $11.00. Twenty five percent of the options vested on January 1, 2001, and twenty five percent will vest on January 1 each year until all such options shall have vested on January 1, 2004. No cash consideration was paid by those receiving the awards at the time thereof. Adjusted for the above noted stock dividend and voluntary terminations by two of those awarded options and the additional award to President Martin indicated previously, 36,885 shares remain outstanding for exercise. Options for 15,615 shares remain available for granting under the Plan.

The Board of Directors of MVB believes that the successful implementation of the Bank’s business strategy will depend upon attracting and retaining able executives, managers and other key employees. The Incentive Plan provides that a committee appointed by the Board of Directors of the Bank (“Committee”) will have the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program.

There were no options granted during 2002 or 2003.

Aggregated Option/ Exercises in Last Fiscal Year

and Fiscal Year-End Options/ Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/ SARs at Fiscal Year End		Value of Unexercised in-the-Money Options/ SARs at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Martin	0	$0	9,000	375	$22,680	750

[1]	Represents the difference between the option price and price paid for MVB Common Stock for the last transaction in 2003. The date of the transaction was December 30, 2003 at a price of $13.00.

None of the options granted to Mr. Martin that are exercisable have been exercised.

The Board of Directors of the Bank has purchased Bank Owned Life Insurance (BOLI) on the lives of four staff members, including President Martin. The purpose of the BOLI plan is to provide the funds necessary to replace the staff member(s) due to unanticipated death. These funds are to aid in locating succession management. As an inducement to retain these individuals until normal retirement, the plan provides for the sharing of the death benefit with their designated beneficiaries from the BOLI plan. The policies are for $250,000 each, with $100,000 of the death benefit being assigned to the designated beneficiary. The Bank is the owner of the policies and retains a 100% interest in the cash surrender value of the policies. There are no other benefits to the insured or their beneficiaries under the BOLI plan.

2. PROPOSAL TO APPROVE SELECTION OF AUDITORS

The Bank’s independent auditor for the fiscal year ended December 31, 2003 was Conley CPA Group, PLLC. They have served as independent auditors for the development period ending December 31, 1998 and for each year of operation through 2003. In addition, Conley CPA Group, PLLC has provided Internal Audit Services during these same years.

Audit Fees. The fee billed for professional services rendered by Conley CPA Group, PLLC for the audit of The Monongahela Valley Bank’s annual financial statements for the year ended December 31, 2003 was $24,000.

Financial Information Systems Design and Implementation Fees. Conley CPA Group, PLLC performed no services and therefore billed no fees relating to operating or supervising the operation of the Bank’s information systems or local area network or for designing or implementing it’s financial information management systems during 2003.

All Other Fees. The aggregate fees billed for other services rendered to MVB by Conley CPA Group, PLLC in 2003 was $13,000 including internal audit and tax-related services.

Auditor Independence. The Board of Directors believes that the non-audit services provided by Conley CPA Group, PLLC are compatible with maintaining the auditor’s independence. None of the time devoted by Conley CPA Group, PLLC on its engagement to audit the Bank’s financial statements for the year ended December 31, 2003, is attributable to work performed by persons other than Conley CPA Group, PLLC employees.

A representative of Conley CPA Group, PLLC will be present at the Annual Meeting of Shareholders. If they chose, they may make a statement and certainly will be available to respond to appropriate questions.

As a result of the recently enacted regulations regarding auditor independence, the Audit Committee has selected Brown Edwards & Company, L.L.P. to serve as independent auditors for 2004. The selection of Brown Edwards & Company, L.L.P. as independent auditors for MVB was a result of proposals submitted by three entirely different auditors. The selection was based on price, experience and quality of reference responses. If the selection does not receive the approval of a majority of the votes represented in person or by proxy, the Board will request a later approval of an alternate auditor. The Audit Committee has selected Conley CPA Group, PLLC, a successor to Conley Johnson, A.C. to continue to provide internal audit services.

The Board of Directors recommends that the shareholders vote FOR this proposal.

The enclosed proxy will be voted “FOR” the approval of the selection of Brown Edwards & Company, L.L.P., unless otherwise directed.

3.	PROPOSAL TO APPROVE AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK.

At a meeting held on January 20, 2004, the company’s Board of Directors unanimously adopted a resolution which approved for submission to a vote of the shareholders a proposed amendment to Article V of the company’s articles of incorporation to provide for shares of preferred stock, par value per share. Additionally, the proposed amendment would authorize the company’s board of directors to provide for the issuance and to designate the terms of the preferred stock.

The board of directors believes that the authorization of preferred stock will provide increased flexibility to allow the company to raise the capital necessary for anticipated future growth and the increased regulatory capital requirements resulting from this growth. It is the board’s current intention to issue non-voting preferred stock as the need for additional capital arises.

Preferred Stock

The proposed amendment to the company’s articles of incorporation would authorize 5,000 shares of preferred stock par value $1,000 per share and would allow the company’s Board of Directors, without further action by the company’s shareholders, to provide for the issuance of preferred stock in one or more series and to fix the voting powers, designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, by adopting a resolution or resolutions creating and designating such series. Variations between different series may be created by the Board of Directors with respect to voting rights, if any; the rate of dividends, if any; the priority of payment thereof and the right to cumulation thereof, if any; redemption terms and conditions; and the right of conversion, if any. The preferred stock may have preemptive rights to the extent that the Board of Directors determines. It is the intention of the Board of Directors not to include preemptive rights. Furthermore, it is the intention of the Board of Directors not to issue preferred shares with voting rights. In that event, holders of preferred shares would not vote for the election of directors and would only have the voting rights mandated by law for matters which directly affect the terms of the preferred shares.

The text of the proposed amendment to the company’s articles of incorporation is attached hereto as Appendix I.

Appendix 1

4. OTHER INFORMATION

If any of the nominees for election as Directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of Directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

FORM 10-KSB ANNUAL REPORT

TO THE FEDERAL DEPOSIT INSURANCE CORPORATION

Upon written request by any shareholder to Judith A. Merico, Shareholder Relations Officer, The Monongahela Valley Bank, Inc., 301 Virginia Ave., Fairmont, WV 26554, a copy of the Bank’s 2003 Annual Report of Form 10-KSB will be provided without charge.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s Directors and executive officer, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the Federal Deposit Insurance Corporation initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, Directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the two fiscal years ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, Directors and persons owning more than ten percent were complied with.

Shareholder Proposals for 2005 Annual Meeting

Any shareholder who wishes to have a proposal placed before the next Annual Meeting of Shareholders must submit the proposal to the President of MVB no later than November 8, 2004, to have it considered for inclusion in the proxy statement of the Annual Meeting in 2005, expected to be held April 19, 2005.

Annual Report

MVB’s 2003 Annual Report to shareholders, simultaneously provided with this proxy statement, is incorporated by reference herein.

James R. Martin

President and CEO

Fairmont, West Virginia

February 28, 2004

Appendix 1

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

MVB FINANCIAL CORP.

Pursuant to the provisions of West Virginia Code Section 31D-10-1003, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is MVB Financial Corp.

SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on                     , 2004, in the manner prescribed by West Virginia Code Section 31D-10-1001, et seq., and the corporation’s Articles of Incorporation:

RESOLVED, that Article V of the Articles of Incorporation be amended to read, in its entirety, as follows:

ARTICLE V

The amount of the total authorized capital stock of said corporation shall be nine million dollars ($9,000,000), which shall be divided into four million ($4,000,000) shares of Common Stock with a value of $1.00 each per share, and five thousand (5,000) shares of Preferred Stock with a par value of $1,000 per share (“Preferred Stock”).

The Board of Directors shall have the power and authority at any time and from time to time to issue, sell or otherwise dispose of any unissued but authorized shares of any class or classes of stock presently provided for in the Articles of Incorporation, or that may hereafter be provided for by a subsequent amendment to the Articles of Incorporation, to such persons or parties, including the holders of Common Stock or Preferred Stock or of any such other class of stock, for such considerations (not less than the par value, if any, thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem to be in the best interests of the corporation. Except as expressly provided to the contrary

Appendix 1

hereinafter, such issuance, sale or other disposition may be made without offering such shares, or any part of any class thereof, to the holders of Common Stock or Preferred Stock or any such other class of stock, and no such holder shall have any preemptive right to subscribe for any shares of the Common Stock and shall only have such preemptive rights with respect to the Preferred Stock to the extent the Board of Directors, in its discretion, determines.

Each holder of Common Stock of the corporation entitled to vote shall have one vote for each share thereof held.

The voting powers, designations, preferences, limitations, restrictions and relative rights of the Preferred Stock are as follows:

A. Issuance in Series. Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars that are fixed in the Articles of Incorporation or may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of Preferred Stock, whether of the same or a different series, shall be identical in all respects with the other shares of Preferred Stock, except as to the following relative rights and preferences, as to which there may be variations between different series:

(i)	the rate of dividends;

(ii)	whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(iii)	whether shares may be converted to Common Stock and if so, the terms and conditions of conversion;

(iv)	the amount payable upon shares in event of voluntary and involuntary liquidation;

(v)	sinking fund provisions, if any, for the redemption or purchase of shares;

Appendix 1

(vi)	the terms and conditions, if any, on which shares may be converted; and

(vii)	voting rights, if any.

The Board of Directors of the corporation shall have all of the power and authority with respect to the shares of Preferred Stock that the shareholders may delegate to the Board of Directors pursuant to the terms and provisions of Chapter 31D, Article 6, Sections 601 and 602 of the Code of West Virginia, as amended, and shall exercise such power and authority by the adoption of a resolution or resolutions as prescribed by law.

B. Dividends. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential dividends in cash, in the amounts or at the rate per annum fixed for such series, and no more. Dividends on shares of the Preferred Stock shall accrue from the date of the initial issue of shares of such series, or from such other date as may be fixed by the Board of Directors and shall be payable as determined by the Board of Directors. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends at the respective amounts or rates fixed for such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the accrued and unpaid dividends upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding.

C. Dividend Restriction on Junior Stock. So long as any shares of Preferred Stock are outstanding, the corporation shall not pay or declare any cash dividends whatsoever on the Common Stock or any other class of stock ranking junior to the Preferred Stock unless (i) all dividends on the Preferred Stock of all series for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and (ii) there shall exist no default in respect of any sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of any series or such default shall have been waived by the holders of at least a majority of the then issued and outstanding shares of Preferred Stock of such series by a vote at a meeting called for such purpose or by written waiver with or without a meeting.

Appendix 1

D. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of the Common Stock or any other class of stock of the corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation, the holders of the Preferred Stock shall be entitled to be paid in full, in the event of a voluntary or involuntary liquidation, dissolution or winding up, the respective amounts fixed for such series, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the stock of the corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation according to their respective rights and preferences and in each case according to their respective shares. In the event that the assets of the corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable upon such share thereof.

E. Status of Shares Redeemed or Retired. Preferred Stock redeemed or otherwise retired by the corporation shall, upon the filing of such statement as may be required by law, assume the status of authorized but unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Preferred Stock.

F. Amendments. Subject to such requirements as may be prescribed by law or as may be expressly set forth in the foregoing provisions of this Article V or in any amendment to these Articles establishing and designating a series of shares of Preferred Stock, any of the foregoing terms and provisions of this Article V may be altered, amended or repealed or the application thereof suspended or waived in any particular case and changes in any of the designations, preferences, limitations and relative rights of the Preferred Stock may be made with the affirmative vote, at a meeting called for that purpose, or the written consent with or without a meeting, of the holders of at least a majority of the then issued and outstanding shares of Preferred Stock.

Appendix 1

THIRD: The number of shares of the corporation outstanding at the time of such adoption was              shares of common stock, par value $1.00 per share. The number of shares entitled to vote thereon was             .

FOURTH: The number of shares that voted for such amendment was:

	Shares Voted FOR	Shares Voted AGAINST	ABSTAINED
Common Stock

Dated:                     , 2004

MVB FINANCIAL CORP.

By
James R. Martin

Appendix 2

MVB FINANCIAL CORP.

AUDIT COMMITTEE CHARTER

I.	PURPOSE OF THE AUDIT COMMITTEE

Assists the Board of Directors of the MVB Financial Corp. (MVB) fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of MVB and The Monongahela Valley Bank, Inc. (the “Bank”) and such other duties as directed by the Board of Directors.

II.	DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee’s primary duties and responsibilities include:

A.	Primary input into the recommendation to the Board of the selection and retention of the independent accountant that audits the financial statements of MVB or the Bank and/or conducts the internal audit examinations. In the process, the Committee shall require, and subsequently review the auditor’s written affirmation that the auditor is in fact independent. Further, the Committee will discuss the nature and conduct of the audit process, receive and review all reports and will provide to the independent accountant full access to the Committee (and the Board) to report on any and all appropriate matters.

B.	Findings requiring actions to resolve shall be assigned to the President for resolution with within response to the Internal and/or External Auditors also being presented to the Board of Directors.

C.	Discussion with management and the internal and external auditors of the quality and adequacy of MVB and the Bank’s internal controls.

D.	Upon the establishment of an internal audit function, in lieu of being performed by outside accountants, providing guidance and oversight to the internal audit function of MVB and the Bank, including review of the organization, plans and results of such activity.

Appendix 2

E.	The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal audit function (when established) and the management of MVB and the Bank. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

F.	Represents the Board of Directors for communication with the outside auditor, the internal audit function, (when established) or management of MVB and the Bank.

G.	Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

H.	Ascertain that a review of financial statements (including quarterly reports) with management and the external auditor have been completed by the Disclosure Committee.

I.	Provides at least one written report annually to the Board of Directors describing the Audit Committee’s:

(1)	Historical and planned activities for carrying out the Audit Committee’s duties and responsibilities.

(2)	Appraisal of the financial reporting processes and systems of internal accounting controls.

(3)	Recommendations regarding the engagement of the outside auditor.

(4)	Assessment of the adequacy of the Audit Committee Charter.

J.	Prepares a report for enclosure in the parent company proxy statement which discloses that the Audit Committee has or has not recommended that MVB’s audited financial statement be filed with the appropriate regulatory authorities as well as appropriate oversight conclusions.

K.	Maintains standard operating procedures for documenting the activities employed by the Audit Committee during the discharge of its duties and responsibilities.

Appendix 2

III.	MEMBERSHIP OF THE AUDIT COMMITTEE

A.	Composition

(1)	The Board of Directors shall appoint not less than three (3) of its members to serve as the Audit Committee one of whom shall be designated by the Board of Directors to serve as Chairman of the Audit Committee.

IV.	MEETINGS

A.	The Audit Committee, in its entirety or inconjunction with the Board of Directors, shall meet at least two (2) times annually, or more frequently as circumstances warrant.

B.	The Audit Committee, in its entirety, shall meet with the external auditors and with management to review the results of the audit of the Bank’s annual financial statements prior to the issuance of such annual financial statements to the public, as well as the results of the internal audits provided such is performed by an outside accountant.

C.	The Audit Committee or a designated representative member thereof, shall be a member of the Disclosure Committee.

D.	The Audit Committee, in its entirety, shall meet at least once annually or upon the request of any Board member in separate sessions, with management, with the internal audit function, (when established) and with the external or internal auditors to discuss any matter brought forth by any of the parties.

V.	DUTIES AND RESPONSIBILITIES OF THE BOARD

A.	Appoints members to the Audit Committee and conducts oversight of the activities of the Audit Committee.

B.	Ensures that adequate resources are available to the Audit Committee for proper discharge of its duties and responsibilities.

C.	Exercises its ultimate authority to select, to evaluate, to hold accountable, and to replace the external or internal auditors.

VI.	THIS CHARTER SHALL BE REVIEWED AND UPDATED ANNUALLY.

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

April 20, 2004

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. (“MVB”), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Judith A. Merico, George L. Johnston and Delbert L. Phillips, or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on March 5, 2004, at the Annual Meeting of Shareholders of MVB to be held at 301 Virginia Avenue, Fairmont, West Virginia, on April 20, 2004, at 5:30 p.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

1.	Election of Directors. For the election of the fourteen persons listed below for a one year term:

Barbara L. Alexander	Robert L. Bell	Stephen R. Brooks	Harvey M. Havlichek	James R. Martin
Dr. Saad Mossallati	Leonard W. Nossokoff	J. Christopher Pallotta	Nitesh S. Patel	Dr. James E. Valentine
Louis W. Spatafore	Richard L. Toothman	Dr. Michael F. Trent	Samuel J. Warash

☐	For all of the above listed nominees

☐	Do not vote for any of the above listed nominees

☐	For all of the above listed nominees except those for whom I choose to withhold my vote as shown:

2.	A proposal to approve the appointment by the Board of Directors of Brown Edwards & Company, L.L.P. as Independent Certified Public Accountants for the year 2004.

For ☐	Against ☐	Abstain ☐

3.	A proposal to amend the Articles of Incorporation to authorize shares of preferred stock.

For ☐	Against ☐	Abstain ☐

4.	Any other business which may be brought before the meeting or any adjournment thereof.

Unless otherwise specified on this Proxy, the shares represented by this Proxy will be voted “FOR” the propositions listed above and described more fully in the Proxy Statement of MVB distributed in connection with this Annual Meeting. Each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If cumulative voting for the election of Directors is requested, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting; this Proxy will be voted in accordance with the recommendations of management.

The Board of Directors recommends a vote “FOR” the listed propositions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Dated: 2004

Signature(s) of Shareholder(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title.

If more than one trustee, all should sign. All joint owners must sign.

RSVP I (we) will attend the Annual Meeting of MVB Shareholders. (Please Respond by April 10, 2004, by mail or 304-363-4800 or 1-888-689-1877)

Number to Attend: